UNITED STATES
SECURITIESANDEXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 17, 2011

APPLIED NANOTECH HOLDIINGS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	1-11602	76-0273345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3006 Longhorn Boulevard, Suite 107, Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

(512) 339 - 5020
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company adopted a new compensation plan for its independent directors, retroactive to August 1, 2011, replacing the option based plan described in the 2010 10K. Directors will now receive an annual cash retainer of $20,000 per director. Committee chairs are paid an additional $5,000 annual retainer. The board chairman, if an independent director, receives an additional annual retainer of $12,000. The annual fees, per director, will be paid on a prorata basis monthly throughout the year.

In addition, the previous annual grant of 45,000 options per director was increased to 50,000 per director, with the options being granted quarterly, at a rate of 12,500 options per quarter.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Nanotech Holdings, Inc.

By: /s/ Douglas P. Baker
Date: October 19, 2011	Douglas P. Baker Chief Executive Officer